UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 6, 2014 (September 30, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On October 6, 2014, Kimball International, Inc. (the “Company”), in connection with the spin-off of the Company’s electronic manufacturing services (“EMS”) business, sent a notice to its directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them of a freeze period (the "Blackout Period") that is being imposed on participants in the Kimball International, Inc. Retirement Plan (the “Plan”) and notifying them of trading restrictions applicable to them during this Blackout Period. This notice was sent pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR, which generally prohibit executive officers and directors of an issuer from engaging in transactions involving the issuer's equity securities acquired in connection with their service or employment as director or executive officer during any retirement plan blackout period.  On September 30, 2014, the Company received notice from the administrator of the Plan regarding the expected trading restrictions relating to the Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

A copy of the form of notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Form of Notice of Blackout Period to Directors and Executive Officers dated October 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer
Date: October 6, 2014

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Form of Notice of Blackout Period to Directors and Executive Officers dated October 6, 2014